Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of Aspen Insurance Holdings Limited (the “Company”) for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher O’Kane as Chief Executive Officer of the Company and Richard Houghton as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. paragraph 1350, as adopted pursuant to paragraph 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2011

By: /s/ Christopher O’Kane
Name:     Christopher O’Kane
Title: Chief Executive Officer

Date: February 25, 2011

By: /s/ Richard Houghton
Name:     Richard Houghton
Title: Chief Financial Officer

This certification accompanies the Report pursuant to paragraph 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of paragraph 18 of the Securities Exchange Act of 1934, as amended.